UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2010

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On November 16, 2010, the Board of Directors of Northern Trust Corporation (the “Corporation”) adopted amendments to the Corporation’s Code of Business Conduct and Ethics (the “Code”). The amended Code supersedes the Code of Business Conduct and Ethics adopted by the Board of Directors of the Corporation on November 10, 2009. A copy of the Code, as amended, is filed as Exhibit 14.1 and incorporated herein by reference.

The adopted amendments revise the Code to: (a) expressly state that it does not alter the employment relationship and that a violation of the Code could be the basis for disciplinary action, including dismissal; (b) include provisions regarding safety in the workplace, including freedom from violence and illegal substances; (c) include an express prohibition on improper exercise of influence; (d) include provisions requiring maintenance of accurate books and records; (e) emphasize the reach of anti-bribery laws; (f) ensure the prohibition on retaliation is consistent with the whistleblower provisions in the Dodd-Frank Wall Street Reform and Consumer Protection Act; and (g) revise Section VIII on confidentiality in its entirety, including to make explicit that the restriction on the disclosure of confidential information extends to the use of social media.

The amendments took effect upon adoption by the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

14.1	Code of Business Conduct and Ethics, as amended through November 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: November 17, 2010	By:	/s/ Rose A. Ellis
Rose A. Ellis Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

14.1	Code of Business Conduct and Ethics, as amended through November 16, 2010.